ORDR
BAUMAN LAW FIRM
FREDERICK C. BAUMAN
(Nevada Bar No. 8370)
fred@lawbauman.com
6440 Sky Pointe Dr., Ste 140-149
Las Vegas, NV 89131
(702) 533-8372
NO FAX NUMBER

Attorney for Petitioner

DISTRICT COURT

CLARK COUNTY, NEVADA

In the matter of: GIANT MOTORSPORTS, INC., a Nevada corporation	Case No.: A-18-772932-P DEPT. NO.: XIII **ORDER GRANTING APPLICATION FOR THE APPOINTMENT OF PEM, LLC AS CUSTODIAN OF GIANT MOTORSPORTS, INC. PURSUANT TO NRS 78.347(1)(b)**

IN THIS MATTER, notice was duly given to all concerned parties. The matter came on for hearing before the above-entitled Court on the 24th day of May, 2018.

THE COURT, having considered the Application by Jeffrey DeNunzio ("Petitioner") for the Appointment of PEM, LLC ("PEM") as Custodian of GIANT MOTORSPORTS, INC. (the "Company"), pursuant to NRS 78.347(1)(b), and no opposition having been filed with the Court, and for good cause appearing;

IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1. Pursuant to NRS 78.347, PEM, LLC shall be and is hereby appointed custodian of the Company.

2. That PEM, LLC shall be vested with all powers specified in NRS 78.347(6), including but not limited to, as follows: to exercise all of the powers of the corporation, through or in place of its board

of directors or officers, for the purposes of continuing the Company as a going concern, reinstating the corporate charter, appointing new officer(s) and director(s), negotiating and settling with any debtor or creditor, hiring counsel, accountants or business consultants, initiating shareholder meetings and in their discretion to take any action that Custodian deems just and beneficial to the corporation and its shareholders.

3. That Paul Moody, as manager of PEM be named interim director of the Company.

4. That the Company's current stock transfer agent provide a certified shareholder list to custodian upon request so that custodian can call a special meeting of stockholders of the Company.

5. Pursuant to NRS 78.347(3)(a), Custodian shall comply with NRS 78.180 to reinstate the Company;

6. Custodian shall provide reasonable notice of at least 10 days to all shareholders of record of a shareholders' meeting that will be held within a reasonable time after this Order is entered;

7. Custodian shall submit a report to this Court of the actions taken at said shareholders' meeting.

8. Custodian shall, pursuant to NRS 78.237(4), file an amendment to the Articles of Incorporation of the Company with the Secretary of State containing the following disclosures and statements:

(a) Disclosures of any previous criminal, administrative, civil or National Association of Securities Dealers, Inc. (n/k/a FINRA), or Securities and Exchange Commission (SEC) investigations, violations or convictions concerning Custodian, or his affiliates or subsidiaries;

(b) A statement that reasonable, but ultimately unsuccessful, attempts were made to contact the officers and directors of the Company to request that the Company comply with corporate formalities and continue its business;

(c) A statement that Custodian is in fact continuing the business and attempting to further the interests of the shareholders;

(d) A statement that Custodian will reinstate or maintain the corporate charter; and

(e) Any other information as may be required by regulations promulgated by the Secretary of State.

9. Custodian shall submit quarterly reports regarding the status and progress of the Company, on or before the following dates:

(a) August 23, 2018;

(b) November 27, 2018;

(c) February 21, 2019; and

(d) May 23, 2019.

10. If the Custodian submits the quarterly reports prior to the above specified dates, and the Court approves the reports, the Court may prepare a minute order waiving the attorney's appearance.

11. Such other and further legal and/or equitable relief as the Court deems just and proper.

IT IS SO ORDERED.

DATED this 24th day of May, 2018

DISTRICT COURT JUDGE

Respectfully Submitted by:

BAUMAN LAW FIRM

By ______________________
Frederick C. Bauman, Bar No. 8370
fred@lawbauman.com
6440 Sky Pointe Dr., Ste 140-149
Las Vegas, NV 89131
(702) 533-8372
NO FAX NUMBER

Attorney for Petitioner